UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

January 12, 2015
Date of report (Date of earliest event reported)

Supertel Hospitality, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland
(State or Other Jurisdiction of Incorporation)

1-34087	52-1889548
(Commission File Number)	(IRS Employer Identification No.)
1800 West Pasewalk Avenue, Suite 200
Norfolk, NE	68701
(Address of Principal Executive Offices)	(Zip Code)

(402) 371-2520
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.  Termination of a Material Definitive Agreement.

As previously reported on Form 8-K filed on October 23, 2014, Supertel Limited Partnership, a limited partnership 99% owned by Supertel Hospitality, Inc. (the “Company”), entered into four purchase and sale agreements (the “Agreements”) for the sale of four of the Company’s Savannah Suites hotels (the “Savannah Suites Hotels”) for a total purchase price of $15,150,000 in cash.

During a contingency period through January 15, 2015, the purchasers could, for any reason, in their sole discretion, or if any purchaser could not obtain financing, terminate the Agreements during this contingency period.  On January 12, 2015, the purchasers terminated the Agreements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Supertel Hospitality, Inc.

Date: January 16, 2015	By: /s/ Corrine L. Scarpello
Name: Corrine L. Scarpello
Title: Chief Financial Officer